Exhibit 99.1

NEWS RELEASE

Ocean Power Technologies Announces Commercialization Update Conference Call on Thursday, May 16, 2019

The Company to discuss its New Products, Sales Pipeline and Key Partnerships

Monroe Township, N.J., May 14, 2019 (GLOBE NEWSWIRE) — Ocean Power Technologies, Inc. (NASDAQ: OPTT), (“OPT”, or “the Company”) a leader in innovative and cost-effective ocean energy solutions, announced today that it will host a conference call on Thursday, May 16, 2019 at 10:00 a.m. Eastern time to provide a commercial update on its new product introductions, sales pipeline, strategic partnerships and overall blueprint for growth. The Company will provide a presentation to accompany the call which will be available on the Company’s website at www.oceanpowertechnologies.com.

Date: Thursday, May 16, 2019

Time: 10:00 a.m. Eastern Time

Dial-In Number (U.S.): (844) 473-0979

Dial-In Number (Int): (574) 990-1390

This conference call will provide a comprehensive update on the progress of the Company’s commercialization strategy, including:

●	An update on new product introductions (designs/prototyping/launch)
●	Sales pipeline details
●	Strategic Agreements
●	Current customer projects status

Investors, analysts and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call available on the Company’s website at www.oceanpowertechnologies.com.

A digital replay will be available by telephone approximately two hours after the completion of the call until May 23, 2019 and may be accessed by dialing (855) 859-2056 from the U.S. or (404) 537-3406 for international callers and using the Conference ID# 1780009. The webcast will also be archived on the Ocean Power Technologies investor relations website.

About Ocean Power Technologies

Headquartered in Monroe Township, New Jersey, Ocean Power Technologies aspires to transform the world through durable, innovative and cost-effective ocean energy solutions. Its PB3 PowerBuoy® uses ocean waves to provide clean and reliable electric power and real-time data communications for remote offshore applications in markets such as oil and gas, defense and security, science and research, and communications. To learn more, visit www.oceanpowertechnologies.com.

For Further Information:

Follow us on Twitter: https://twitter.com/OceanPowerTech

Follow us on Facebook: https://www.facebook.com/oceanpowertechnologies

Follow us on LinkedIn: https://www.linkedin.com//company/ocean-power-technologies

Forward-Looking Statements

This release may contain “forward-looking statements” that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

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Investor Relations Contact:

Michael Porter, President

Porter, LeVay & Rose

Email: ocean@plrinvest.com

Phone: 212-564-4700

Ocean Power Technologies, Inc.